Exhibit 10.47

TEXAS ROADHOUSE, INC.

2013 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (the “Plan”) will have the same defined meanings in this Non-Qualified Stock Option Agreement (the “Agreement”).

I. NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION

Pursuant to the Plan, the Grantee has been granted a Non-Qualified Stock Option (referred to herein as the “Option”) which represent the right to receive shares of Common Stock (the “Shares”) upon exercise of the Option, subject to satisfaction of the vesting provisions and other terms and conditions set forth in this Agreement, the Grant Notice (attached as Exhibit A hereto, which is incorporated into, and forms a part of, this Agreement) and the Plan.  This Agreement is in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

II. AGREEMENT

1. Grant of Option.  The Company hereby grants to the Grantee, and the Grantee hereby accepts the grant of subject to the terms set out herein, the conditional right and option to purchase (XXX) Shares at an Exercise Price per Share of $________ (the “Exercise Price”), which was the Fair Market Value of a Share on the Date of Grant (as set forth in the Grant Notice).

2. Vesting and Exercisability.

(a)

Subject to the terms and conditions of this Agreement, on each Vesting Date (as set forth in the Grant Notice) the Option shall become vested and exercisable with respect to the number of Shares determined in accordance with the vesting provisions set forth in the Grant Notice, provided that the Grantee’s Continuous Service has not terminated as of the applicable Vesting Date.   Except as otherwise provided by the Committee or this Agreement, any portion of the Option that is not vested and exercisable as of the Grantee’s Termination Date shall be immediately forfeited and the Grantee shall have no further rights with respect thereto.

(b)

The Grantee may only exercise the Option with respect to Shares to the extent the Option is vested with respect to such Shares.  In no event shall any portion of the Option be exercisable after the Expiration Date.  Notwithstanding any other provision of this Agreement, no portion of the Option shall be exercisable after the Grantee’s Termination Date except to the extent that it is exercisable as of the Grantee’s Termination Date.

(c)

Notwithstanding the provisions of paragraph (a), in the event the Grantee’s Continuous Service terminates because of death or Disability prior to a Vesting Date, then (i) the Option shall become immediately vested and exercisable upon the termination of Continuous Service in an amount equal to the total number of Shares subject to the Option multiplied by a fraction equal to each calendar month or portion thereof from the Date of Grant to the termination of Continuous Service divided by the total number of calendar months or portion thereof in the vesting period of the Option as of the Date of Grant, and (ii) the date of termination of Continuous Service shall be a “Vesting Date”.

(d)

Notwithstanding the provisions of paragraph (a), if a Change of Control (as defined below) occurs prior to the Vesting Date and the Grantee’s Continuous Service is terminated by the Company without Cause (as defined in the 2015 Employment Agreement between the Grantee and the Company), or if the Grantee’s Continuous Service is terminated by the Grantee for Good Reason (as defined in the 2015 Employment Agreement between the Grantee and Company) within 12 months following a Change in Control, or prior to a Change of Control at the direction of a person who has entered into an agreement with the Company, the consummation of which will constitute a Change of Control, and, in either case, contingent upon the Grantee’s execution of a full release of claims (the “Release”) in the manner set forth in the 2015 Employment Agreement between the Grantee and Company, then the Option, to the extent then outstanding, shall be fully vested with respect to all Shares subject thereto upon the date that the release becomes effective and such date shall be a Vesting Date.  Notwithstanding the Plan, for purposes of this Agreement the term “Change of Control” shall have the meaning set forth in the 2015 Employment Agreement between the Grantee and the Company.

(e)

Once exercisable and until terminated or expired, all or a portion of the exercisable Option may be exercised from time to time and at any time under procedures set forth herein or that the Committee shall otherwise establish from time to time, including, without limitation, procedures regarding the frequency of exercise and the minimum number of Shares which may be exercised at any time.  The Option may not be exercised with respect to fractional Shares and no fractional Shares shall be purchasable or deliverable hereunder.

3. Expiration.  Unless otherwise determined by the Committee in its sole discretion, the Option shall expire and shall no longer be exercisable after the earliest to occur of the ten year anniversary of the Date of Grant or the Expiration Date (determined in accordance with the Plan).

4. Manner of Exercise.  The Grantee (or, in the event of his death, his estate or personal representative) may exercise any portion of the Option that is then exercisable by taking all of the following actions:

(a)

The Grantee shall provide written notice of exercise to the Committee or its designee, in such form as the Committee may require, designating, among other things, the date of exercise and the number of Shares to be purchased upon exercise.

(b)

The Grantee shall pay the Exercise Price, to the extent permitted by applicable statutes and regulations, either at the time the Option is exercised (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after exercise) by any of the following forms (i) cash or cash equivalents, (ii) tender to the Company, by actual delivery or by attestation (including by way of a net exercise), Shares having a Fair Market Value on the date of exercise equal to such aggregate Exercise Price; provided however, that the Shares that are tendered (other than those used for a net exercise) must have been held by the Grantee for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market; iii) in any other form of legal consideration that may be acceptable to the Committee, or (iv) any combination thereof as determined by the Committee; provided, however, that Shares may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(c)	The Grantee shall provide any other documentation that the Committee may require.

As promptly as practicable after receipt of all items described in this Section 4 and exercise of the Option, the Company shall issue (in book entry or such other form as determined by the Company) Shares purchased by the Grantee (and not sold or used for a net exercise or withheld as contemplated by Section 7) upon exercise of all or any applicable portion of the Option.

5. Transferabililty.  The Option is not transferable except as designated by the Grantee by will or by the laws of descent and distribution.  To the extent that a Grantee has the right to exercise the Option, the Option may be exercised during the lifetime of the Grantee only by the Grantee.

6. Adjustments.  Subject to the terms hereof, in the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan (including this Option), the Committee shall, in the manner it determines equitable in its sole discretion, adjust the number and kind of shares subject to this Award and shall make any other adjustments that the Committee determines to be equitable.

7. Withholding.  The Option is subject to withholding of all applicable taxes.  The Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under the Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Grantee as a result of the exercise or acquisition of Shares under the Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable accounting); or (c) delivering to the Company owned and unencumbered Shares.  For purposes of tax withholding, the fair market value of the Shares will be determined at the time the withholding is required.

8. No Guarantee of Continuous Service.  THE GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE OPTION IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY.  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered or when delivery is refused.  Notices shall be either personally delivered, sent by overnight delivery via a reputable carrier or mailed through the United States Postal Service, registered or certified with return receipt requested with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.  Notwithstanding the foregoing, Grant Notices may be delivered electronically.

10. No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to asset all other legal remedies available to it under the circumstances.

11. Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

12. Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by the Grantee or by the Company forthwith to the Committee which will review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee will be final and binding on all parties.

13. Governing Law; Severability.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Kentucky.  If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

14. Right to Withhold Amounts Owed to the Company.  The Company shall have the right to withhold Shares otherwise deliverable to the Grantee with a fair market value equal to all amounts then due and owing by the Grantee to the Company or any subsidiary or affiliate of the Company.

15. Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement, the Grant Notice, the Plan and all employment agreements entered into between the Grantee and the Company (including any amendments thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

16. Application to all Grant Notices and Awards.  The Grantee agrees and acknowledges that all Awards granted to the Grantee from time to time under the Plan will be subject to the terms and conditions of the applicable Award Agreement, the Plan and each Grant Notice received by the Grantee from time to time, whether such Grant Notice is transmitted via electronic transmission or otherwise.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have subscribed their names hereto.  By the Grantee’s signature below, the Grantee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

TEXAS ROADHOUSE, INC.

Dated:	By:
Name:
Title:

Address for Notices:
Attention: General Counsel
6040 Dutchmans Lane
Louisville, Kentucky 40205

GRANTEE:

Dated:	By:
[grantee name here]

SSN:

Address:

EXHIBIT A

GRANT NOTICE

TEXAS ROADHOUSE, INC.

NON-QUALIFIED STOCK OPTION GRANT NOTICE

(2013 LONG-TERM INCENTIVE PLAN)

TEXAS ROADHOUSE, INC. (the “Company”), pursuant to its 2013 Long-Term Incentive Plan (the “Plan”), hereby grants to the Grantee a Non-Qualified Stock Option with terms set forth below. This grant is subject to all of the terms and conditions as set forth herein and in the Non-Qualified Stock Option Agreement (the “Agreement”) and the Plan, which the Grantee has previously received and are incorporated herein in their entirety.

Grantee:
Date of Grant:
Vesting Date(s):
Number of Shares Subject
to Option:

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By receipt hereof, the Grantee acknowledges receipt of, and understands and agrees to, this Non-Qualified Stock Option Notice (the “Grant Notice”), the Agreement and the Plan.  The Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement, the Plan and all employment agreements entered into between the Grantee and the Company (including any amendments thereto) set forth the entire understanding between the Grantee and the Company regarding this Option supersede all prior oral and written agreements on that subject.